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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D. C.

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                          CONSUMER PORTFOLIO SERVICES, INC.
                (Exact name of registrant as specified in its charter)


              California                              33-0459135
              ----------                              ----------
    (State of incorporation or organization)     (IRS Employer ID No.)

                                        2 Ada
                               Irvine, California 92618
                               ------------------------
                       (Address of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   /__/

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. /__/


          Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on
    Title of each class                     which each class is to be
    to be so registered                            registered
    -------------------                     -------------------------

   Participating Equity Notes                New York Stock Exchange
         due April 2004


    Securities to be registered pursuant to Section 12(g) of the Act:

                   None

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Item 1.  Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of the Notes" in the Registrant's Registration Statement on Form S-3 (Registration No. 333-21289), as filed with the Securities and Exchange Commission on March 17, 1997, is incorporated herein by reference.

Item 2.  Exhibits.    Note - Pursuant to Instruction I regarding exhibits to be
filed, because this registration statement will register securities on an exchange on which other securities of the registrant are registered, the only exhibits included in this registration statement are copies of all constituent instruments defining the rights of the holders of the securities to be registered.

Form of Indenture. *

Form of Subordinated Note. *

Form of First Supplemental Indenture. *


    * Previously filed as an exhibit to Registrant's Registration Statement on Form S-3 (File No. 333-21289) as filed with the Securities and Exchange Commission on February 6, 1997, and incorporated herein by reference.




                                      SIGNATURE



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, on this 24th day of March 1997.




CONSUMER PORTFOLIO SERVICES, INC.



By:   /s/ Jeffrey P. Fritz
   --------------------------------
   Jeffrey P. Fritz
   Sr. Vice President and Chief Financial Officer